As filed with the Securities and Exchange Commission on September 3, 2003
Registration Nos. 333-
333-
333-
333-
333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DELPHI CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	38-3430473
(State of Incorporation)	(I.R.S. Employer Identification Number)

DELPHI TRUST I

(Exact name of Registrant as specified in its charter)

Delaware	04-7001314
(State of Incorporation)	(I.R.S. Employer Identification Number)

DELPHI TRUST II

(Exact name of Registrant as specified in its charter)

Delaware	04-7001317
(State of Incorporation)	(I.R.S. Employer Identification Number)

DELPHI TRUST III

(Exact name of Registrant as specified in its charter)

Delaware	04-7001318
(State of Incorporation)	(I.R.S. Employer Identification Number)

DELPHI TRUST IV

(Exact name of Registrant as specified in its charter)

Delaware	04-7001319
(State of Incorporation)	(I.R.S. Employer Identification Number)

Alan S. Dawes

Vice Chairman and Chief Financial Officer
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
(248)-813-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Logan G. Robinson, Esq. Vice President and General Counsel Delphi Corporation 5725 Delphi Drive Troy, MI 48098 (248) 813-2000	Robert Evans III, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class	Amount to be	aggregate offering	Amount of registration
of securities to be registered	registered(1)(2)(3)	price(3)(4)(5)	fee(3)

Debt Securities, Preferred Stock, Common Stock (including preferred share purchase rights), Depositary Shares, Warrants, Purchase Contracts, Units and Guarantee of the Trust Preferred Securities of each of Delphi Trust I, II, III and IV(6), each of Delphi Corporation(7)

Trust Preferred Securities of Delphi Trust I, II, III and IV
Total	$1,500,000,000	$1,500,000,000	$121,350

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)	Pursuant to Rule 429 under the Securities Act of 1933, the entire amount to be registered constitutes amounts which have been registered and remain unissued under Registration Statement Nos. 333-101478 and 333-101478-01 and for which a registration fee of $138,000 has previously been paid.

(4)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Such amount is for the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount, the liquidation preference of any preferred shares, the issue price of any shares of common stock, depositary shares, warrants or purchase contracts and the exercise price of any securities issuable upon exercise, settlement, conversion or exchange of any of the foregoing.

(5)	Exclusive of accrued interest and distributions, if any.

(6)	No separate consideration will be received for the guarantee of the trust preferred securities of the Delphi Trusts.

(7)	Also includes such indeterminate amount or number of debt securities and shares of securities as may be issued upon conversion, settlement, exchange or exercise of any debt securities, preferred shares, warrants or purchase contracts registered hereunder and also includes any fractional interests in preferred shares that we may offer in the form of depositary shares. Purchase contracts may require holders to purchase from us, or obligate us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. Units may consist of any combination of the following: purchase contracts, warrants, debt securities, preferred stock and common stock of Delphi Corporation and debt securities or debt obligations of third parties. This registration statement also covers the preferred stock purchase rights associated with the shares of Common Stock. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the shares of Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus which also relates to Registration Statement Nos. 333-101478 and 333-101478-1, previously filed by Delphi Corporation and Delphi Trust on Form S-3, under which $1,500,000,000 remains unissued. This registration statement also constitutes a post-effective amendment to Registration Statement Nos. 333-101478 and 333-101478-1, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933.

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2003

PROSPECTUS

$1,500,000,000

DELPHI CORPORATION

5725 Delphi Drive
Troy, Michigan 48098
(248) 813-2000

Delphi Corporation
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Delphi Trust I
Delphi Trust II
Delphi Trust III
Delphi Trust IV
Trust Preferred Securities
Fully and unconditionally guaranteed,
as described in this prospectus, by
Delphi Corporation
     This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission using a “shelf” registration process. This means we and the trusts may sell any of the securities listed above from time to time. This prospectus contains a general description of the securities we and the trusts may offer. Each time we or any trust issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance and which also may add, update or change information contained in this prospectus.

     The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,500,000,000.

     Our common stock is listed on the New York Stock Exchange under the symbol “DPH.” Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on the New York Stock Exchange or any securities exchange of the other securities covered by the prospectus supplement.

     The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we or any trust expect to receive from such sale also will be set forth in the applicable prospectus supplement.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

     SEE “RISK FACTORS” ON PAGE 4 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is           , 2003.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DELPHI CORPORATION
THE TRUSTS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
GENERAL CORPORATION LAW
CERTIFICATE OF INCORPORATION
OTHER
SIGNATURES
POWER OF ATTORNEY
SIGNATURE
SIGNATURE
SIGNATURE
SIGNATURE
EXHIBIT INDEX
Certificate of Trust of Delphi Trust I.
Declaration of Trust of Delphi Trust I.
Certificate of Trust of Delphi Trust II.
Declaration of Trust of Delphi Trust II.
Certificate of Trust of Delphi Trust III.
Declaration of Trust of Delphi Trust III.
Certificate of Trust of Delphi Trust IV.
Declaration of Trust of Delphi Trust IV.
Amended/Restated Declaration-Trust I, II, III & IV
Form of Guarantee Agreement
Opinion Letter of Shearman & Sterling LLP
Opinion of Morris, Nichols, Arsht & Tunnell
Computation of Ratio of Earnings to Fixed Charges
Computations of Ratio of Combined Fixed Charges
Consent of Deloitte & Touche LLP
Statement of Eligibility on Form T-1
Statement of Eligibility on Form T-1
Statement of Eligibility on Form T-1
Statement of Eligibility on Form T-1
Statement of Eligibility on Form T-1

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy these reports and other information at the public reference room of the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov. You may also inspect our filings with the SEC at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, New York 10005.

      We maintain a website at www.delphi.com. Our website and the information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

      We and the trusts have filed a registration statement on Form S-3 with the SEC covering the securities described in this prospectus. This prospectus relates to a shelf registration statement that was previously filed with the SEC under which $1,500,000,000 of securities remains unissued. Under this shelf registration process, any combination of the securities described in this prospectus may be sold from time to time in one or more offerings of one or more series up to a total dollar amount of $1,500,000,000. For further information with respect to us, the trusts and those securities, you should refer to the registration statement of which this prospectus forms a part and its exhibits. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or website. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of each document. Copies of these documents will be filed as exhibits to or incorporated by reference in the registration statement.

      The indentures pursuant to which the debt securities will be issued require us to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Quarterly and annual reports will be made available upon request of holders of the debt securities, which annual reports will contain financial information that has been audited and reported upon by, with an opinion expressed by, an independent public accountant. Quarterly reports include unaudited financial information.

      Each of the trusts is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets our junior subordinated notes and the issuing of the trust preferred securities. Further, 100% of the outstanding voting securities of each of the trusts is or will be owned by us. The preferred securities guarantee that we will issue in connection with any issuance of trust preferred securities by the trusts, together with our obligations under the junior subordinated notes and related agreements and instruments, will constitute a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities. Accordingly, no separate financial statements for any of the trusts have been included or incorporated by reference in the registration statement and, unless otherwise specified in the applicable prospectus supplement, we do not expect that the trusts will be subject to the information reporting requirements of the Securities Exchange Act of 1934.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2002;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2003;

•	Current Reports on Form 8-K dated January 17, 2003, May 9, 2003, May 23, 2003, June 12, 2003, and July 25, 2003; and

•	The description of our capital stock and preferred share purchase rights contained in our Registration Statement on Form 8-A dated January 27, 1999, filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

      You may obtain a copy of these filings at no cost, by writing or telephoning us at 5725 Delphi Drive, Troy, Michigan 48098, telephone 248-813-2000, attention: Investor Relations.

      You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. Neither we nor the trusts have authorized anyone to provide you with any other information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

      In this prospectus, the words “Delphi,” “we,” “us,” and “our” each refer to Delphi Corporation, a Delaware corporation and its consolidated subsidiaries, and the words “trust,” “trusts” and “Delphi Trusts” refer to one or more of Delphi Trust I, II, III or IV, as applicable.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement and the documents incorporated by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, and other matters. Statements in this prospectus, or any prospectus supplement, including those incorporated by reference, that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, such as “expects,” “anticipates,” “intends,” “plans,” “believes, “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” or “may.”

      Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors and other factors are discussed in our public filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002. Many of these risks and uncertainties may be described with particularity in the applicable prospectus supplement. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

DELPHI CORPORATION

      Delphi is a leading global supplier of vehicle electronics, transportation components, integrated systems and modules and other electronic technology. Delphi’s common stock is listed on the New York Stock Exchange under the symbol “DPH”. It was incorporated in Delaware in late 1998, as a wholly owned subsidiary of General Motors Corporation, or GM. Prior to January 1, 1999, GM conducted its business through various divisions and subsidiaries. Effective January 1, 1999, the assets and liabilities of the Delphi business sector were transferred to Delphi and its subsidiaries in accordance with the terms of a Master Separation Agreement, dated as of December 22, 1998, to which Delphi and GM are parties. Delphi became an independent company during 1999 in two stages, the first of which involved an initial public offering on February 5, 1999, and the second of which involved the distribution of Delphi’s remaining shares owned by GM on May 28, 1999.

      Delphi’s extensive technical expertise in a broad range of product lines and strong systems integration skills enables it to provide comprehensive, systems-based solutions to vehicle manufacturers. It has established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in every major region of the world.

      Our Annual Report on Form 10-K for the year ended December 31, 2002 and the consolidated financial statements and notes thereto included therein, which is incorporated by reference into this prospectus contains additional product sector and geographical information.

      Delphi’s principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098, and its telephone number is (248) 813-2000.

THE TRUSTS

      We formed Delphi Trust I, II, III and IV, Delaware statutory trusts, to raise capital for us by:

•	issuing trust preferred securities under this prospectus; and

•	investing the proceeds from the sale of the trust preferred securities in our junior subordinated notes.

      Each trust will use the payments it receives on the junior subordinated notes to make cash payments to the holders of the related trust preferred securities.

      We will own all of the common securities of each trust. Such common securities will represent an aggregate liquidation amount equal to at least 3% of the trust’s total capitalization. Such common securities will have terms substantially identical to, and generally will rank equal in priority of payment with, the trust preferred securities. If we default on the corresponding junior subordinated notes, then distributions on such common securities will be subordinate to the trust preferred securities in priority of payment.

      As holders of the common securities, we (except in certain circumstances) will have the power to:

•	appoint the trustees of each trust;

•	replace or remove any of the trustees; and

•	increase or decrease the number of trustees.

      The trustees we appoint will conduct the business and affairs of each trust. The amended trust agreement for each trust, substantially in the form filed as an exhibit to the registration statement, will be effective when securities of each trust are initially issued. Prior to the issuance of any trust preferred securities, we will ensure that one trustee of the trust is a financial institution that will not be our affiliate and that will act as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. Unless the property trustee maintains a principal place of business in the State of Delaware and meets other requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

      We will fully and unconditionally guarantee the trust preferred securities to the extent described under “Description of Guarantee.”

      The principal executive office of each trust is c/o Delphi Corporation, 5725 Delphi Drive, Troy, Michigan 48098 and the telephone number is (248) 813-2000.

RISK FACTORS

      You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the applicable prospectus supplement are not the only ones applicable to us, the trusts or an investment in the securities. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial may also adversely affect us.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including the repayment of existing indebtedness and satisfaction of corporate obligations.

      Each of the trusts will invest all proceeds received from the sale of its trust preferred securities in a particular series of junior subordinated notes issued by us.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges were 3.0, 7.9 and 10.6 for the years ended December 31, 2002, 2000 and 1999, respectively. Fixed charges exceeded earnings by $561 million and $320 million for the years ended December 31, 2001 and 1998, respectively, resulting in a ratio of less than one. During the six months ended June 30, 2003, our ratio of earnings to fixed charges was 3.5.

      Our ratio of earnings to fixed charges for each of the periods indicated has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. Earnings have been adjusted to exclude equity earnings of non-consolidated affiliates and include cash dividends received from non-consolidated affiliates. This ratio includes the earnings and fixed charges of the company and its consolidated subsidiaries. Fixed charges primarily include interest expense and amortization of debt expense.

DESCRIPTION OF DEBT SECURITIES

      The following description of the debt securities sets forth the general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities, will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

      The debt securities will be our general obligations. In the event that any series of debt securities will be subordinated to other securities that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. It is expected that debt securities will be issued under one or more indentures between us and Bank One Trust Company, N.A. Senior debt securities will be issued under a first supplemental indenture to the indenture between us and Bank One Trust Company, N.A., successor-in-interest to The First National Bank of Chicago, dated April 28, 1999 (the indenture as supplemented the “senior indenture”). Subordinated debt securities will be issued under a “subordinated indenture” between us and Bank One Trust Company, N.A. Together the senior indenture and the subordinated indenture are called the “indentures.”

      We have summarized selected provisions of the indentures below. The senior indenture and form of subordinated indenture have been filed as exhibits to the registration statement filed with the SEC and you should read the indentures for provisions that may be important to you. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the indentures.

General

      The indentures do not limit the aggregate principal amount of debt securities which may be issued under the indentures and provide that debt securities may be issued from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which may be issued by us or our subsidiaries.

      Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of ours. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior debt including our senior debt securities as described below under “— Subordination” and in the applicable prospectus supplement.

      The debt securities may be issued in fully registered form without coupons (“registered securities”) or in bearer form with or without coupons (“bearer securities”) or in the form of one or more global securities (each a “Global Security”). Registered securities that are book-entry securities will be issued as registered Global Securities. Bearer securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the prospectus supplement, the debt securities will be only registered securities.

      Unless otherwise provided in a prospectus supplement, payment of principal of, premium, if any, and interest will be paid by us in immediately available funds. Unless otherwise provided in a prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent. All moneys paid by us to a paying agent for payments of principal of, premium, if any or interest, if any, on any debt security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security or coupon will thereafter look only to us for payment thereof.

      The prospectus supplement relating to the particular debt securities offered thereby will describe the terms of such securities. Those terms will include some or all of the following:

(1)	the designation of the debt securities being offered;

(2)	whether such debt securities are senior debt securities or subordinated debt securities;

(3)	the authorized denominations if other than $1,000 (or integrals of $1,000) for registered debt securities and if other than $5,000 for unregistered securities,

(4)	any limit on the aggregate principal amount of such debt securities;

(5)	the percentage of their principal amount at which such debt securities will be issued;

(6)	the maturity date or dates of such debt securities;

(7)	the annual interest rate or rates, if any, which may be fixed or variable; and the manner of calculating any variable interest rate;

(8)	the date or dates from which interest, if any, will accrue (or the method of determining such date or dates), and the interest payment dates and, in the case of registered securities, their associated record dates;

(9)	whether we may redeem such debt securities and, if so, the redemption period or periods; redemption price or prices, and other applicable terms of redemption;

(10)	the obligation, if any, of ours to redeem, purchase or repay such debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the holder thereof and, if so, the redemption period or periods; redemption price or prices, and other applicable terms of redemption;

(11)	provisions for the defeasance of such debt securities;

(12)	the form in which we will issue debt securities (registered or bearer), any restrictions on the exchange of one form for another and on the offer, sale and delivery of debt securities in either form;

(13)	whether and under what circumstances we will pay additional amounts on debt securities in respect of specified taxes, assessments or other governmental charges withheld or deducted, and if so, whether we have the option to redeem the affected debt securities rather than pay such additional amounts;

(14)	the terms, if any, upon which such debt securities of the series may be convertible into other securities and the terms and conditions upon which such conversion shall be effected, including the initial conversion price and the date on which the right to convert expires;

(15)	if other than U.S. dollars, the currency or currencies in which such debt securities may be denominated and in which the principal of, premium, if any, and interest, if any, on such debt securities is payable;

(16)	any exchanges on which such debt securities will be listed;

(17)	whether such debt securities are to be issued in global form and, if so, the identity of the depositary for such Global Securities;

(18)	the place or places where the principal of, premium, if any, interest, if any, and certain additional amounts required in respect of taxes owed to holders of debt securities, if any, on such debt securities is payable;

(19)	if the amount of principal of and interest on such debt securities may be determined with reference to an index based on a currency other than that in which such debt securities are denominated, the manner of determining such amounts;

(20)	the portion of the principal amount (if other than the principal amount) of the debt securities payable upon declaration of acceleration of their maturity date;

(21)	the form and terms of any certificates, documents or conditions required, if any, for the issuance of debt securities in definitive form;

(22)	any trustees, depositories, authenticating or paying agents, transfer agents, registrars or any other agents with respect to such debt securities; and

(23)	any other terms of such debt securities.

      No service charge will be made for any transfer or exchange of the debt securities except to cover any tax or other governmental charge. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

Subordination

      We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our senior debt. The term “senior debt” is defined in the subordinated indenture to mean any obligation of ours to our creditors whether now outstanding or subsequently incurred other than (i) where it is expressly provided in the instrument creating or evidencing the same that such obligation is not senior debt, (ii) debt securities issued under the subordinated debt indenture, and (iii) obligations that are expressly stated in their terms not to be senior debt.

      In the event of any liquidation, dissolution, winding up or reorganization of, or any insolvency proceedings involving, us, or any assignment by us for the benefit of creditors or any other marshaling of our assets, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment upon the principal of or premium, if any, or interest on the subordinated debt securities.

      In the event that we default in the payment of any principal of (or premium, if any) or interest on any senior debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of such senior debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, we may not make or agree to make any direct or indirect payment (in cash, property, securities, by set-off or otherwise):

•	on account of the principal of (or premium, if any) or interest on any of our subordinated debt securities, or

•	in respect of any redemption, repayment, retirement, purchase or other acquisition of any of our subordinated debt securities.

Any payment or distribution, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the subordinated debt securities, shall be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt (including any interest thereon accruing after the commencement of any liquidation or similar proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to senior debt, the holders of the subordinated debt securities, together with the holders of any of our obligations ranking on a parity with our subordinated debt securities, shall be entitled to be paid from our remaining assets the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on such securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock obligations ranking junior to such securities.

      In the event that, notwithstanding the foregoing, the trustee or the holders of the subordinated debt securities receive any payment or distribution on account of or in respect of the subordinated debt securities, such payment or distribution will be paid over and delivered to the holders of senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid, to the extent necessary to pay all such senior debt in full.

      Upon the payment in full of all senior debt and until the subordinated debt securities shall have been paid in full, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior debt to receive any further payments or distributions applicable to the senior debt.

      By reason of the subordination, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, than holders of the subordinated debt securities. Such subordination will not prevent the occurrence of an event of default under the subordinated indenture.

      The subordinated indenture does not limit or restrict our ability to incur additional senior debt, but certain of our other debt instruments may from time to time contain such limitations.

Covenants Applicable Solely to Senior Debt Securities

      In this section we describe the principal covenants that will apply to the senior debt securities under the senior indenture unless otherwise indicated in the applicable prospectus supplement. We make use of several defined terms; the associated definitions are located at the end of this section.

      Limitation on Liens. For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Domestic Manufacturing Property of ours or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the senior debt securities (together with, if we shall so determine, any other of our indebtedness or indebtedness of such Manufacturing Subsidiary ranking equally with the senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such Debt.

      The foregoing restriction does not, however, apply if the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of ours and our Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including (a) Debt permitted to be secured under clauses (1) through (5) of the immediately following paragraph, (b) Permitted Receivables Financings and (c) all Attributable Debt of the Company and its Manufacturing Subsidiaries in respect of sale and lease-back transactions, does not at the time exceed 15% of the Consolidated Net Tangible Assets, as calculated by reference to our audited consolidated financial statements for the most recently completed fiscal year.

      The limitation on liens described above does not apply to Debt secured by:

(1)	Mortgages on property, shares of stock or indebtedness of any entity existing at the time (a) that such entity becomes a Manufacturing Subsidiary or (b) of a sale, lease or other disposition of all or substantially all of the properties of the entity to us or a Manufacturing Subsidiary;

(2)	Mortgages on property existing at the time of acquisition of such property by us or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by us or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to us or a Manufacturing Subsidiary of improvements to such acquired property;

(3)	Mortgages securing Debt of a Manufacturing Subsidiary owing to us or to another Subsidiary;

(4)	Mortgages on property of ours or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, in connection with financing arrangements between us or a Manufacturing Subsidiary and any of the foregoing governmental bodies or agencies, to the extent that Mortgages are required by the governmental programs under which those financing arrangements are made, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

(5)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (1) to (4) so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and the extension, renewal or replacement is limited to all or a part of the property (including improvements) that secured the Mortgage being extended, renewed or replaced.

      Limitation on Sales and Lease-Backs. For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, enter into any arrangement with any person in which we or any Manufacturing Subsidiary leases from such person any Domestic Manufacturing Property owned by us or any Manufacturing Subsidiary on the date that the senior debt securities are originally issued (except for temporary leases for a term of not more than three years and except for leases between us and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by us or such Manufacturing Subsidiary to such person, unless either:

•	we or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such Domestic Manufacturing Property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the senior debt securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (1) through (5) above); or

•	we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of ours or any Manufacturing Subsidiary (other than Debt owned by us or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

      Definitions. The following definitions will apply to the covenants summarized above:

(1)	“Attributable Debt” means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of Delphi), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

(2)	“Consolidated Net Tangible Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Delphi Corporation and our consolidated Subsidiaries less (i) all current liabilities and (ii) goodwill, trade names, patents, unamortized debt discount, organization expenses and other like intangibles of ours and our consolidated Subsidiaries.

(3)	“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

(4)	“Domestic Manufacturing Property” means any manufacturing plant or facility owned by us or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of our board of directors, is of material importance to the total business conducted by us and our consolidated affiliates as an entity.

(5)	“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by a successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

(6)	“Manufacturing Subsidiary” means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) that owns a Domestic Manufacturing Property and (C) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $1 billion as shown on our books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include any Subsidiary that is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to us or others or that is principally engaged in financing our operations outside the continental United States of America.

(7)	“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

(8)	“Non-Recourse Debt” means all Debt which, in accordance with GAAP, is not required to be recognized on our consolidated balance sheet as a liability.

(9)	“Permitted Receivables Financings” means, at any date of determination, the aggregate amount of any Non-Recourse Debt outstanding on such date relating to securitizations or other similar off-balance sheet financings of accounts receivable of ours or any of our Subsidiaries.

(10)	“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, and/or by one or more of our Subsidiaries.

Absence of Restrictive Covenants

      We are not restricted by either of the indentures from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose, except as described above under “— Covenants Applicable Solely to Senior Debt Securities”. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indentures do not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

      Each indenture provides that we will not consolidate with or merge into any other corporation or sell or convey all or substantially all our assets to any person or entity unless either we shall be the continuing corporation or:

•	the successor is an entity organized under the laws of the United States or any state in the United States;

•	the successor expressly assumes our obligations under such indenture and the debt securities issued thereunder;

•	immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default under the indentures, shall have occurred and be continuing; and

•	certain other conditions are met.

      Each indenture provides that, upon any consolidation, merger, sale or conveyance in accordance with the preceding paragraph and upon any such assumption by the successor entity, such successor entity shall be substituted for us with the same effect as if such successor entity had been named as us.

Satisfaction and Discharge; Defeasance

      An indenture will cease to be in effect if at any time (1) we have delivered all relevant debt securities to the trustee for cancellation or (2) all debt securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year and we have deposited or caused to be deposited with the trustee an amount sufficient to pay all principal (and premium, if any), interest, if any, and additional amounts, if any, to the date of maturity or redemption, and, in each case, we have paid or caused to be paid all other sums payable with respect to such debt securities.

      If specified in the applicable prospectus supplement, we will, at our option, either be discharged from our obligations under the outstanding debt securities of a series or cease to be under any obligation to comply with any term, provision, condition or covenant specified applicable to such series upon satisfaction of the following conditions:

•	we have irrevocably deposited with the trustee in trust either money, or obligations issued or guaranteed by the United States of America sufficient to pay and discharge the entire indebtedness of all the outstanding debt securities of such series, or fulfilled such other terms and conditions specified in the applicable prospectus supplement;

•	we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of such series;

•	the trustee has received an officers’ certificate and opinion of legal counsel each stating that all conditions precedent have been complied with; and

•	the trustee has received an opinion of tax counsel confirming that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to defease and discharge our obligations under the indenture with respect to such series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

Modification of the Indenture

      Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things:

      • adding to our covenants and making a default of such covenant an event of default,

      • establishing the form or terms of debt securities and adding or changing any provision necessary to permit or facilitate the issuance of a new series of debt securities,

      • evidencing a successor to us or a successor or additional trustee in accordance with the terms of such indenture,

      • conveying, transferring, assigning, mortgaging or pledging any property to or with the trustee or

      • curing ambiguities, defects or inconsistencies in such indenture; provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

      Each indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1)	(a) change the fixed maturity of any debt securities, (b) reduce their principal amount or premium, if any, (c) reduce the rate or extend the time of payment of interest or any additional amounts payable on the debt securities, (d) reduce the amount due and payable upon acceleration of the maturity of the debt securities or the amount provable in bankruptcy or (e) make the principal of, or any interest, premium or additional amounts on, any debt security payable in a coin or currency different from that provided in the debt security,

(2)	impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity or scheduled redemption date of the debt securities, or

(3)	reduce the percentage of debt securities, stated above, required for consent of the holders of the debt securities to any modification described above, or the percentage required for the consent of the holders to waive defaults.

Events of Default

      An event of default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each indenture to be:

(1)	a default in the payment of principal of (and premium, if any, on) such series of debt securities, whether payable at maturity, by call for redemption, pursuant to any sinking fund or otherwise;

(2)	a default for 30 days in the payment when due of interest or additional amounts, if any, on such series of debt securities;

(3)	a default for 90 days after a notice of default with respect to the performance of any other covenant or agreement applicable to the debt securities or contained in the indenture;

(4)	a default by us or any Significant Subsidiary in any payment of $25,000,000 or more of principal of or interest on any Debt or in the payment of $25,000,000 or more on account of any guarantee in respect of Debt, beyond any period of grace that the instrument or agreement under which such Debt or guarantee was created (for these purposes, the term “Significant Subsidiary” is defined as any Subsidiary of ours, that, at any time, has at least 5% of the consolidated revenues of Delphi Corporation and our Subsidiaries at such time as reflected in our most recent annual audited consolidated financial statements. The terms “Debt” and “Subsidiary” are defined above under “— Covenants Applicable Solely to Senior Debt Securities”; and

(5)	certain events of bankruptcy, insolvency or reorganization.

      If an event of default described in items (1) through (4) above occurs with respect to any series, the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding affected by the event of default may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all debt securities of the affected series to be due and payable.

      If any event of default described in item (5) above occurs, the trustee or the holders of at least 25% in aggregate principal amount of all the debt securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all outstanding debt securities not already due and payable to be due and payable.

      If the principal amount of debt securities has been declared due and payable, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series (or of all the outstanding debt securities) may waive any event of default with respect to that series (or with respect to all outstanding debt securities) and rescind and annul a declaration of acceleration if:

•	we pay, or deposit with the trustee a sum sufficient to pay, all required payments on the debt securities which shall have become due otherwise than by acceleration, with interest, plus certain fees, expenses, disbursements and advances of the trustee and

•	all defaults under the indenture have been remedied.

      Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

      Each indenture contains provisions entitling the trustee thereunder, subject to the duty of the trustee during an event of default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such indenture at the request of the holders of the debt securities of such series.

      Each indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or additional amounts, if any, on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of such series.

      We will be required to furnish annually to each trustee a certificate as to compliance with all conditions and covenants under the indentures.

Notices

      Except as otherwise provided in each indenture, notices of meetings to holders of bearer securities will be given by publication at least twice in a daily newspaper in each of the City of New York and London and in such other city or cities as may be specified in such bearer securities and will be mailed to such persons whose names and addresses were previously filed with the trustee under the applicable indenture, within the time prescribed for the giving of such notice. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register.

Global Securities

      The debt securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a “U.S. Depositary”) or a common depositary located outside the United States (a “Common Depositary”) identified in the prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form.

      The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to such series.

Limitations on Issuance of Bearer Securities

      Generally, in compliance with United States federal income tax laws and regulations, bearer securities other than bearer securities with a maturity not exceeding one year from the date of issue, may not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) or delivered in connection with their sale during the restricted period in the United States or its possessions or to United States persons (each as defined below) other than to an office located outside the United States or its possessions of a United States financial institution (within the meaning of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) purchasing for its own account or for resale or for the account of certain customers that agrees in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other persons described in United States Treasury Regulations Section 1.163-5(c) (2) (i) (D) (l)(iii)(B). Any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer or sell any bearer securities in the United States or its possessions, or to United States persons (other than the financial institutions described above) or deliver bearer securities within the United States or its possessions.

      Bearer securities and their interest coupons will bear a legend substantially to the following effect: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code”. The Code sections referred to in the legend provide that, with certain exceptions, a United States person holding a bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such bearer security or coupon.

      As used in this prospectus, “United States person” means:

•	an individual citizen or resident of the United States,

•	a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions. The term “United States” means the United States of America (including the

States thereof and the District of Columbia) and “possessions” of the United States include the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Concerning the Trustees

      We have from time to time maintained deposits and conducted other business transactions with Bank One, N.A. and its affiliated entities in the ordinary course of business. Bank One Trust Company, N.A., an affiliate of Bank One, N.A., also serves as trustee under the indentures. The Trustee assumes no responsibility for this prospectus and has not reviewed or undertaken to verify any information contained in this prospectus.

DESCRIPTION OF CAPITAL STOCK

      The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Bylaws and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, our Certificate of Incorporation and Bylaws, which are incorporated by reference in the registration statement that we filed with the SEC. You should read our Certificate of Incorporation and Bylaws for the provisions that are important to you.

      Under our Certificate of Incorporation, the authorized capital stock of Delphi is 2,000,000,000 shares, of which 1,350,000,000 shares are common stock, par value $0.01 per share, and 650,000,000 shares are preferred stock, par value $0.10 per share. As of June 30, 2003, 560,295,941 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

      Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. There are no cumulative voting rights. Except as may be provided in connection with any preferred stock in a certificate of designation filed pursuant to the Delaware General Corporation Law (“DGCL”), or as may otherwise be required by law or the Certificate of Incorporation, the common stock will be the only capital stock of Delphi entitled to vote in the election of directors and on all other matters presented to the stockholders of Delphi; provided that holders of common stock, as such, are not entitled to vote on any matter that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. See below under “— Certain Provisions of our Certificate of Incorporation and Bylaws” for additional discussion of common stock voting rights.

      Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our board of directors. Upon any liquidation, dissolution or winding up of Delphi, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

      The outstanding shares of our common stock are, and the shares of common stock being offered hereby will be, upon payment therefore, validly issued, fully paid and nonassessable. The common stock sold in any offering will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as determined by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

      See below under “— Shareholder Rights Plan” for a description of certain rights that are attached to the shares of our common stock.

Preferred Stock

      In this section we describe the general terms that will apply to preferred stock that we may offer by this prospectus in the future. When we issue a particular series, we will describe the specific terms of the series of preferred stock in a prospectus supplement. The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our Certificate of Incorporation and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at the time of sale of that preferred stock. At that time, you should read our Certificate of Incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

      Under our Certificate of Incorporation, our board of directors is authorized to issue preferred stock in one or more series, each with such voting powers (full, limited or none), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as they may fix or designate without any further vote or action by our stockholders. The Series A Junior Preferred Stock described below under “— Shareholder Rights Plan” is a series of preferred stock that has been authorized by our board.

      We will describe the specific terms of a series of preferred stock in a prospectus supplement, including some or all of the following:

(1)	the maximum number of shares of the series and their designations;

(2)	any annual dividend rate;

(3)	any dates that dividends begin to accrue or accumulate;

(4)	whether the dividends will be cumulative, and any dividend preference;

(5)	the price, terms and conditions of any redemption;

(6)	any liquidation preference;

(7)	whether the shares will be subject to, and the terms and provisions of, a retirement or sinking fund;

(8)	any terms and conditions for conversion or exchange of the shares into or for shares of any other class of our securities;

(9)	any voting rights;

(10)	whether fractional interests will be offered in the form of depositary shares; and

(11)	any or all other preferences or other rights or restrictions of the shares of the series

      Any prospectus supplement that specifies the terms of preferred stock also will describe any restriction on our repurchase or redemption of shares while there is any arrearage in the payment of dividends or, if applicable, sinking fund installments.

      Under the DGCL, the holders of a majority of the outstanding shares of preferred stock may vote together as a single class to approve any amendment to our certificate of incorporation that would increase or decrease the aggregate number of authorized shares of preferred stock or the par value of the preferred stock, or change the powers, preferences or special rights of the preferred stock so as to affect them adversely. If the proposed amendment will change the powers, preferences or special rights of one or more series of shares of preferred stock, but will not impact all outstanding shares of preferred stock, the holders of a majority of the outstanding shares of preferred stock of the series which will be affected may vote together as a single class to approve the amendment.

Certain Limitations on Changes in Control

      Certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws summarized below may have an anti-takeover effect. This may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

      Section 203 of the Delaware General Corporation Law. We are a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the DGCL do not apply if:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

      Under Section 203 of the DGCL, a “business combination” includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

      Under Section 203 of the DGCL, an “interested stockholder” generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

•	the affiliates or associates of any such person.

      Certain Provisions of our Certificate of Incorporation and Bylaws. Our Bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board. Generally such advance notice provisions require that the stockholder must give written notice to the secretary:

•	in the case of an annual meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting of stockholders; and

•	in the case of a special meeting, not less than 90 days, or, if later, 10 days after the first public announcement of the date of the special meeting, nor more than 120 days prior to the scheduled date of such special meeting.

      Our Bylaws provide, in accordance with our Certificate of Incorporation, that except as may be provided in connection with the issuance of any series of preferred stock, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (as such term is defined in our Certificate of Incorporation), but shall not be less than three. Our Certificate of Incorporation provides for a classified board of directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class.

      Subject to the rights of the holders of any series of preferred stock to elect and remove additional directors under specified circumstances, a director of ours may be removed only for cause by affirmative vote of the holders of at least a majority of the voting power of all our outstanding shares generally entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class, and vacancies on our board may only be filled by the affirmative vote of a majority of the remaining directors.

      Our Bylaws permit the board to specify, from time to time, certain categories of matters which will require prior board or board committee approval and further permit the board to specify particular matters which require approval of up to 80% of the Whole Board. Currently no categories of matters have been specified as subject to this Bylaw provision.

      Our Certificate of Incorporation provides that stockholders may not act by written consent in lieu of a meeting. Special meetings of the stockholders may be called only by a majority of the Whole Board, but may not be called by stockholders.

      Our Certificate of Incorporation also contains a “fair price” provision that applies to certain business combination transactions involving any person or group that is or has announced or publicly disclosed a plan or intention to become the beneficial owner of at least 10% of our outstanding Voting Stock (an “Interested Stockholder”). The “fair price” provision requires that, except as described below, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock not beneficially owned by an Interested Stockholder is required to approve a business combination transaction with us and our subsidiaries involving or proposed by an Interested Stockholder, or its affiliates or associates, or to approve any agreement or other arrangement providing for any such business combination transaction. For such purpose, “business combination” includes:

•	any merger or consolidation of Delphi or any of its subsidiaries with an Interested Stockholder or any other entity which is or would be an affiliate or associate of an Interested Stockholder;

•	any (a) sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Delphi or any of its subsidiaries to or for the benefit of, (b) purchase by Delphi or any of its subsidiaries from, (c) issuance of securities by Delphi or any of its subsidiaries to, (d) investment, loan, advance, guarantee, participation or other extension of credit by Delphi or any of its subsidiaries to, from, or with, or (e) establishment of a partnership, joint venture or other joint enterprise with or for the benefit of, the Interested Stockholder having an aggregate fair market value of $25 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of Delphi; and

•	certain reclassifications of securities or recapitalizations of Delphi.

      This voting requirement will not apply to any transaction approved by a majority of Delphi’s Continuing Directors (as such term is defined in our Certificate of Incorporation). This voting requirement will also not apply to any transaction involving the payment of consideration to holders of Delphi’s outstanding capital stock in which the following “fair price” conditions, among others, are met:

•	the consideration to be received by the holders of each class of capital stock of Delphi is at least equal to the greater of:

(a)	the highest per share price paid for shares of such class by the Interested Stockholder in the two years prior to the announcement of the proposed business combination or in the transaction in which it became an Interested Stockholder, whichever is higher, or

(b)	the fair market value of the shares of such class on the date of the announcement of the proposed business combination or the date on which it became an Interested Stockholder, whichever is higher; and

•	the consideration to be received by the holders of each class of capital stock of Delphi is the same form and amount as that paid by the Interested Stockholder in connection with its acquisition of such class of capital stock.

This provision could have the effect of delaying or preventing a change in control of Delphi in a transaction or series of transactions that did not satisfy the “fair price” criteria.

      The provisions of our Certificate of Incorporation relating to our board, the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings and other stockholder actions and proposals may be amended only by the affirmative vote of the holders of at least 80% of the Voting Stock. The “fair price” provisions of our Certificate of Incorporation may be amended by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, excluding the Interested Stockholder, unless such amendment is unanimously recommended by our board, a majority of whom are Continuing Directors.

      In general, our Bylaws may be altered or repealed and new Bylaws adopted by the holders of a majority of the Voting Stock or by a majority of the Whole Board. However, certain provisions, including those relating to the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings, other stockholder actions and proposals and certain matters related to our board, may be amended only by the affirmative vote of holders of at least 80% of the Voting Stock.

      Shareholder Rights Plan. We have adopted a shareholder rights plan (the “Rights Plan”) which provides that one right to purchase 1/100th of a share of our Series A Junior Preferred Stock, (the “Rights”) is attached to each outstanding share of our common stock. The Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The Rights may cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board, but they will not interfere with any merger or other business combination that is approved by our board.

      The Rights are attached to the shares of our common stock. The Rights are not presently exercisable. At any time a party acquires beneficial ownership of 15% or more of the outstanding shares of our common stock or commences or publicly announces for the first time a tender offer to do so, the Rights will separate from our common stock and will become exercisable. Until a Right is exercised, the holder thereof will have no rights as a shareholder. The above description of the Rights does not purport to be complete and you should refer to the Rights Agreement filed as an exhibit to the registration statement.

DESCRIPTION OF DEPOSITARY SHARES

      We describe in this section the general terms of the depositary shares. We will describe the specific terms of the depositary shares in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary share certificate that will be filed with the SEC in connection with any particular offering of depositary shares.

General

      We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock.

      The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal

      Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you are entitled to receive at that office the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

      If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Conversion, Exchange and Redemption

      Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

      If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting

      Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

      The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

      We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective, however, unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities; or

•	there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

      The depositary will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from any such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The following summaries of certain provisions of the warrants does not purport to be complete and you should refer to the form of warrant agreement that will be filed with the SEC in connection with any particular offering of warrants.

Debt Warrants

      The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including some or all of the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

      The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including some or all of the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

      The following is a general description of the terms of the purchase contracts and units we may issue from time to time. The specific terms of any purchase contracts or units that we may offer will be described in a prospectus supplement.

      We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the purchase contracts at the time we issue the purchase contracts or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units.

      Units may consist of any combination of the following: purchase contract, warrants, debt securities, preferred stock and common stock issued by us and debt securities or debt obligations of third parties, including United States Treasury securities. Any of these securities, other than the purchase contracts, may be included as part of the unit to secure the obligations of the holders of the units to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the units, or vice versa, and those payments may be unsecured or prefunded on some basis.

      The applicable prospectus supplement will describe the terms of the purchase contracts or units offered by that prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, or the unit agreement, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or units, which will be filed with the SEC each time we issue purchase contracts or units. Material United States federal income tax considerations applicable to the units and the purchase contracts will also be discussed in the applicable prospectus supplement. If we issue any purchase contracts or units, we will file or incorporate by reference the form of purchase contract and unit agreement as exhibits to the registration statement and you should read these documents for provisions that may be important to you. You can obtain copies of any form of purchase contract and unit agreement by following the directions described under the caption “Where You Can Find More Information.”

DESCRIPTION OF TRUST PREFERRED SECURITIES

      We describe in this section the general terms of the trust preferred securities that each of the trusts may offer by this prospectus. We will describe in a prospectus supplement (1) the specific terms of the trust preferred securities and (2) any general terms described in this section that will not apply to those trust preferred securities.

      The trust preferred securities will be issued under a declaration of trust (a “trust agreement”) that will be amended and restated in its entirety before the applicable trust issues trust preferred securities. The trust agreement will be qualified as an indenture under the Trust Indenture Act. In connection with an offering of trust preferred securities, forms of an amended and restated trust agreement and trust preferred security certificate will be filed as an exhibit to the registration statement or incorporated by reference therein. We have summarized particular provisions of the trust agreement. Our discussion of the trust agreement is not complete; you should read the form of trust agreement and the form of trust preferred security certificate for a more complete understanding of the provisions we describe.

      The trust agreement of each trust will authorize the administrative trustees to issue on behalf of the trust one series of trust preferred securities and one series of common securities containing the terms described in a prospectus supplement. The proceeds from the sale of the trust preferred securities and common securities will be used by the trust to purchase a series of junior subordinated notes issued under our subordinated indenture. The terms of the trust preferred securities will substantially mirror the terms of these junior subordinated notes. The junior subordinated notes will be held in trust by Bank One Trust Company, N.A. as property trustee, for your benefit and for the benefit of the holder of the common securities

      We will describe the specific terms relating to the trust preferred securities in the applicable prospectus supplement, including some or all of the following:

•	the name of the trust preferred securities;

•	the dollar amount and number of trust preferred securities issued;

•	the annual distribution rate(s) (or method of determining such rate(s)), the payment date(s), the right, if any, of the trust to defer or extend a payment date and the record dates used to determine the holders who are to receive distributions;

•	whether distributions on trust preferred securities will be cumulative, and if so, the date from which distributions will be cumulative;

•	the obligation or the option of the trust to purchase or redeem trust preferred securities, if any, including the prices, time periods and other terms and conditions for which the trust preferred securities shall be purchased or redeemed;

•	the terms and conditions, if any, upon which the junior subordinated notes may be distributed to you by the trust;

•	whether the trust preferred securities will be convertible or exchangeable into common stock or other securities, and if so, the terms and conditions upon which the conversion or exchange will be effected;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law;

•	the amount which will be paid out of the assets of the trust after the satisfaction of liabilities to creditors of the trust, if any, to the holders of trust preferred securities upon voluntary or involuntary dissolution of the trust;

•	any securities exchange on which the trust preferred securities may be listed;

•	whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

      The prospectus supplement will also describe certain United States federal income tax considerations applicable to the offering of trust preferred securities.

      We will guarantee all trust preferred securities offered hereby to the extent set forth below under “Description of Guarantee.”

      In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities having terms substantially identical to the terms of the trust preferred securities issued by the trust. The common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of the relevant trust. Directly or indirectly, we will own all of the common securities of each trust.

DESCRIPTION OF GUARANTEE

General

      We will execute a guarantee agreement, which we refer to as a guarantee, for the benefit of holders of the trust preferred securities at the same time that a trust issues the trust preferred securities. Bank One Trust Company, N.A., as the guarantee trustee, will hold the guarantee for the benefit of holders of the trust preferred securities.

      The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The form of guarantee is filed as an exhibit to the registration statement. We will describe in a prospectus supplement any general terms described in this section that will not apply to the guarantee.

      This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. For additional information, read the form of guarantee that is filed as an exhibit to the registration statement.

      We will irrevocably and unconditionally agree to pay to holders of the trust preferred securities in full the Guarantee Payments (as defined below) as and when due, regardless of any defense, right of set-off or counterclaim which the related trust may have or assert. The following payments or distributions will be subject to each guarantee (“Guarantee Payments”):

•	any accrued and unpaid distributions required to be paid on the corresponding trust preferred securities and the redemption price and all accrued and unpaid distributions to the date of redemption with respect to trust preferred securities called for redemption but if and only to the extent that in each case we have made a payment to the applicable trust of interest or principal on the junior subordinated notes issued by us to the trust; or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable trust (other than in connection with a distribution of corresponding junior subordinated notes to holders of the trust preferred securities or the redemption of all the trust preferred securities upon the maturity or redemption of our junior subordinated notes issued to the trust), the lesser of:

(a)	the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

(b)	the amount of assets of the applicable trust remaining available for distribution to holders of the trust preferred securities.

Status of Guarantee

      Each guarantee will constitute our unsecured obligation and will rank:

•	subordinate and junior in right of payment to all of our other liabilities; and

•	senior to our capital stock or any guarantee by us of our capital stock.

Unless otherwise indicated in a prospectus supplement, each guarantee will rank pari passu with each other guarantee of trust preferred securities.

      Each guarantee will constitute a guarantee of payment and not of collection. Accordingly, holders of the trust preferred securities may sue us or pursue other remedies to enforce their rights under such guarantee, without first suing any other person or entity.

Amendments and Assignment

      Except with respect to any changes which do not adversely affect the rights of holders of the corresponding trust preferred securities in any material respect (in which case consent will not be required), each guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities.

Events of Default

      An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under such guarantee.

      The holders of at least a majority in aggregate liquidation amount of the applicable trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available relating to the corresponding guarantee or to direct the exercise of any trust or power given to the guarantee trustee under such guarantee.

      Holders of the corresponding trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

      We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

      Each guarantee trustee, other than during the occurrence and continuance of an event of default in the performance of the guarantee, will only perform the duties that are specifically described in the applicable guarantee. After an event of default with respect to the guarantee, the guarantee trustee will exercise its rights and powers under such guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at the request of holders of the corresponding trust preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Guarantee

      Each guarantee will terminate once the corresponding trust preferred securities are paid in full or upon distribution of the corresponding series of junior subordinated notes to holders of the trust preferred securities. A guarantee will continue to be effective or will be reinstated if at any time holders of the corresponding trust preferred securities are required to restore payment of any sums paid under the trust preferred securities or such guarantee.

Governing Law

      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

      We may sell the securities to or through agents or underwriters or directly to one or more purchasers or through a combination of any of the foregoing methods.

By Agents

      We may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

      We may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

      We may sell securities directly to you. In this case, no underwriters or agents would be involved.

      As one of the means of direct issuance of securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

General Information

      Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

      We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

      Unless we indicate otherwise on the applicable prospectus supplement, the legality of the securities offered by us by this prospectus will be passed upon by Shearman & Sterling LLP of New York, New York. Morris, Nichols, Arsht & Tunnell of Wilmington, Delaware, will issue an opinion letter concerning the legality of the securities that the trust is offering in this prospectus. We will also provide in the applicable prospectus supplement the name of counsel that will issue an opinion as to certain legal matters for any underwriters, dealers or agents.

EXPERTS

      The consolidated financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee	$138,000	*
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	50,000
Printing Fees and Expenses	50,000
Fees and Expenses of Trustees	35,000
Blue Sky Fees and Expenses	10,000
Rating Agency Fees	365,000
Miscellaneous	52,000

Total	$900,000

*	Consists of $138,000 previously paid in connection with $1,500,000,000 of unsold securities previously registered under Registration Statement Nos. 333-101478 and 333-101478-01.

Item 15.     Indemnification of Directors and Officers

GENERAL CORPORATION LAW

      Delphi Corporation is incorporated under the laws of the sate of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director, officer, is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred by such person in connection therewith.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

CERTIFICATE OF INCORPORATION

      Delphi Corporation’s Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

      All of Delphi Corporation’s directors and officers are insured against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

OTHER

      Pursuant to the underwriting agreements or purchase agreements relating to its underwritten offerings of securities, the underwriters will agree to indemnify Delphi Corporation and the Delphi Trusts, and each officer and director of Delphi Corporation and, if applicable, the Trusts and each person, if any, who controls Delphi Corporation and, if applicable, the Trusts within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under the Securities Act of 1933. The underwriting agreements or purchase agreements filed as exhibits to, or incorporated by reference in, any of Delphi Corporation’s other registration statements, provide for similar indemnification by the underwriters or agents named therein.

Item 16.     Exhibits.

1	.1*	Form of Underwriting Agreement with respect to Debt Securities.
1	.2*	Form of Underwriting Agreement with respect to Trust Preferred Securities.
1	.3*	Form of Underwriting Agreement with respect to other securities.
4.1		Indenture, dated as of April 28, 1999, between Delphi Corporation, and Bank One Trust Company, N.A., formerly known as The First National Bank of Chicago, as trustee, (incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended, December 31, 2001).
4.2		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One Trust Company, N.A., formerly known as The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.2 to the Registrants’ Registration Statement on Form S-3 (Nos. 333-101478 and 333-101478-01)).
4.3		Terms of the 6 1/8% Notes due 2004, 6 1/2 Notes due 2009, and 7 1/8% Debentures due 2029 (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Current Report on Form 8-K dated April 28, 1999 and filed May 3, 1999).
4.4		Terms of the 6.55% Notes due 2006 (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Current Report on Form 8-K dated May 31, 2001 and filed June 4, 2001).
4.5		Terms of the 6.50% Notes due 2013 (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Current Report on Form 8-K dated July 22, 2003 and filed July 25, 2003).
4.6		Form of Subordinated Indenture between Delphi Corporation and Bank One Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 to the Registrants’ Registration Statement on Form S-3 (Nos. 333-101478 and 333-101478-01)).
4.7		Certificate of Trust of Delphi Trust I.
4.8		Declaration of Trust of Delphi Trust I.
4.9		Certificate of Trust of Delphi Trust II.
4.10		Declaration of Trust of Delphi Trust II.
4.11		Certificate of Trust of Delphi Trust III.
4.12		Declaration of Trust of Delphi Trust III.
4.13		Certificate of Trust of Delphi Trust IV.
4.14		Declaration of Trust of Delphi Trust IV.
4.15		Form of Amended and Restated Declaration of Trust of Delphi Trust I, II, III and IV.
4.16		Form of Guarantee Agreement.

4	.17*	Warrant Agreement.
4	.18*	Senior Note.
4	.19*	Subordinated Note.
4	.20*	Junior Subordinated Note.
4.21		Form of Trust Preferred Security Certificate (included in Exhibit 4.15).
4	.22*	Warrants.
4	.23*	Deposit Agreement.
4	.24*	Depositary Share Certificate.
4	.25*	Preferred Stock Certificate of Designations.
4	.26*	Specimen Certificate for Shares of Preferred Stock.
4	.27*	Form of Purchase Contract.
4	.28*	Unit Agreement.
4.29		Amended and Restated Certificate of Incorporation of Delphi Automotive Systems Corporation (incorporated by reference to Exhibit 3.1 to Delphi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.30		Certificate of Ownership and Merger, dated March 13, 2002, Merging Delphi Corporation and Delphi Automotive Systems Corporation (incorporated by reference to Exhibit 3(b) to Delphi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.31		Specimen Certificate for Shares of Common Stock, (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Registration Statement on Form S-1 (Registration No. 333-67333)).
4.32		Bylaws of Delphi Corporation (incorporated by reference to Exhibit 3.2 to Delphi’s Registration Statement on Form S-1, (Registration No. 333-67333)).
4.33		Rights Agreement relating to Delphi’s Stockholder Rights Plan (incorporated by reference to Exhibit 4(a) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998).
5.1		Opinion letter of Shearman & Sterling LLP as to the legality of the securities being registered by Delphi Corporation.
5.2		Opinion of Morris, Nichols, Arsht & Tunnell as to the legality of the trust preferred securities.
12.1		Computation of Ratio of Earnings to Fixed Charges.
12.2		Computations of Ratio of Combined Fixed Charges and Preferred Dividends to Earnings.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.3		Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)
24		Powers of Attorney (on signature page of this registration statement).
25.1		Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under each Indenture, Subordinated Indenture and each Guarantee.
25.2		Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under each Amended and Restated Declaration of Trust for Delphi Trust I.
25.3		Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under each Amended and Restated Declaration of Trust for Delphi Trust II.
25.4		Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under each Amended and Restated Declaration of Trust for Delphi Trust III.
25.5		Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under each Amended and Restated Declaration of Trust for Delphi Trust IV.

*	This document will be filed as an exhibit to an amendment to this registration statement, or to a current report on Form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.

Item 17.     Undertakings.

      (a) Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Request for Acceleration of Effective Date.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (i) Rule 430A.

      The undersigned registrant undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as part of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (j) Qualification of Trust Indentures under the Trust Indenture Act of 1939 for Delayed Offerings.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 3rd day of September, 2003.

DELPHI CORPORATION

By:	/s/ J. T. BATTENBERG III

Name: J. T. Battenberg III

Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

      Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints J. T. Battenberg III and Alan S. Dawes, and each of them severally, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act of 1933 and amendments thereto, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in fact, or his or her substitute, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. T. BATTENBERG III J. T. Battenberg III	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	September 3, 2003

/s/ ALAN S. DAWES Alan S. Dawes	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	September 3, 2003

/s/ DONALD L. RUNKLE Donald L. Runkle	Director, Vice Chairman and Chief Technology Officer	September 3, 2003

/s/ JOHN D. SHEEHAN John D. Sheehan	Chief Accounting Officer and Controller (Principal Accounting Officer)	September 3, 2003

/s/ JOHN D. OPIE John D. Opie	Director (Lead Independent Director)	September 3, 2003

/s/ OSCAR DE PAULA BERNARDES NETO Oscar de Paula Bernardes Neto	Director	September 3, 2003

Signature	Title	Date

/s/ ROBERT H. BRUST Robert H. Brust	Director	September 3, 2003

/s/ VIRGIS W. COLBERT Virgis W. Colbert	Director	September 3, 2003

/s/ DAVID N. FARR David N. Farr	Director	September 3, 2003

/s/ DR. BERND GOTTSCHALK Dr. Bernd Gottschalk	Director	September 3, 2003

/s/ SHOICHIRO IRIMAJIRI Shoichiro Irimajiri	Director	September 3, 2003

/s/ ROGER S. PENSKE Roger S. Penske	Director	September 3, 2003

/s/ PATRICIA C. SUELTZ Patricia C. Sueltz	Director	September 3, 2003

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Delphi Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on September 3, 2003.

DELPHI TRUST I

By: DELPHI CORPORATION, AS SPONSOR

By:	/s/ J. T. BATTENBERG III

Name: J. T. Battenberg III

Title:	Chairman of the Board, Chief Executive Officer and President

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Delphi Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on September 3, 2003.

DELPHI TRUST II

By: DELPHI CORPORATION, AS SPONSOR

By:	/s/ J. T. BATTENBERG III

Name: J. T. Battenberg III

Title:	Chairman of the Board, Chief Executive Officer and President

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Delphi Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on September 3, 2003.

DELPHI TRUST III

By: DELPHI CORPORATION, AS SPONSOR

By:	/s/ J. T. BATTENBERG III

Name: J. T. Battenberg III

Title:	Chairman of the Board, Chief Executive Officer and President

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Delphi Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on September 3, 2003.

DELPHI TRUST IV

By: DELPHI CORPORATION, AS SPONSOR

By:	/s/ J. T. BATTENBERG III

Name: J. T. Battenberg III

Title:	Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

1.1*		Form of Underwriting Agreement with respect to Debt Securities.
1.2*		Form of Underwriting Agreement with respect to Trust Preferred Securities.
1.3*		Form of Underwriting Agreement with respect to other securities.
4.1		Indenture, dated as of April 28, 1999, between Delphi Corporation, and Bank One Trust Company, N.A., formerly known as The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended, December 31, 2001).
4.2		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One Trust Company, N.A., formerly known as The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.2 to the Registrants’ Registration Statement on Form S-3 (Nos. 333-101478 and 333-101478-01)).
4.3		Terms of the 6 1/8% Notes due 2004, 6 1/2% Notes due 2009, and 7 1/8% Debentures due 2029 (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Current Report on Form 8-K dated April 28, 1999 and filed May 3, 1999).
4.4		Terms of the 6.55% Notes due 2006 (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Current Report on Form 8-K dated May 31, 2001 and filed June 4, 2001).
4.5		Terms of the 6.50% Notes due 2013 (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Current Report on Form 8-K dated July 22, 2003 and filed July 25, 2003).
4.6		Form of Subordinated Indenture between Delphi Corporation and Bank One Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 to the Registrants’ Registration Statement on Form S-3 (Nos. 333-101478 and 333-101478-01)).
4.7		Certificate of Trust of Delphi Trust I.
4.8		Declaration of Trust of Delphi Trust I.
4.9		Certificate of Trust of Delphi Trust II.
4.10		Declaration of Trust of Delphi Trust II.
4.11		Certificate of Trust of Delphi Trust III.
4.12		Declaration of Trust of Delphi Trust III.
4.13		Certificate of Trust of Delphi Trust IV.
4.14		Declaration of Trust of Delphi Trust IV.
4.15		Form of Amended and Restated Declaration of Trust of Delphi Trust I, II, III and IV.
4.16		Form of Guarantee Agreement.
4.17	*	Warrant Agreement.
4.18	*	Senior Note.
4.19	*	Subordinated Note.
4.20	*	Junior Subordinated Note.
4.21		Form of Trust Preferred Security Certificate (included in Exhibit 4.15).
4.22	*	Warrants.
4.23	*	Deposit Agreement.
4.24	*	Depositary Share Certificate.
4.25	*	Preferred Stock Certificate of Designations.
4.26	*	Specimen Certificate for Shares of Preferred Stock.
4.27	*	Form of Purchase Contract.
4.28	*	Unit Agreement.
4.29		Amended and Restated Certificate of Incorporation of Delphi Automotive Systems Corporation (incorporated by reference to Exhibit 3.1 to Delphi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4.30	Certificate of Ownership and Merger, dated March 13, 2002, Merging Delphi Corporation and Delphi Automotive Systems Corporation (incorporated by reference to Exhibit 3(b) to Delphi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4.31	Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.1 to Delphi Corporation’s Registration Statement on Form S-1 (Registration No. 333-67333)).
4.32	Bylaws of Delphi Corporation (incorporated by reference to Exhibit 3.2 to Delphi’s Registration Statement on Form S-1 (Registration No. 333-67333)).
4.33	Rights Agreement relating to Delphi’s Stockholder Rights Plan (incorporated by reference to Exhibit 4(a) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998).
5.1	Opinion letter of Shearman & Sterling LLP as to the legality of the securities being registered by Delphi Corporation.
5.2	Opinion of Morris, Nichols, Arsht & Tunnell as to the legality of the trust preferred securities.
12.1	Computation of Ratio of Earnings to Fixed Charges.
12.2	Computations of Ratio of Combined Fixed Charges and Preferred Dividends to Earnings.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.3	Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)
24	Powers of Attorney (on signature page of this registration statement).
25.1	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under each Indenture, Subordinated Indenture and each Guarantee.
25.2	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under the Amended and Restated Declaration of Trust for Delphi Trust I.
25.3	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under the Amended and Restated Declaration of Trust for Delphi Trust II.
25.4	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under the Amended and Restated Declaration of Trust for Delphi Trust III.
25.5	Statement of Eligibility on Form T-1 of Bank One Trust Company, N.A., as trustee under the Amended and Restated Declaration of Trust for Delphi Trust IV.

*	This document will be filed as an exhibit to an amendment to this registration statement, or to a current report on Form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.